Exhibit 99.1

FOR IMMEDIATE RELEASE: XXXXXXXXXX

Contact: Alan C. Marcus

Phone: 201-902-9000

Resorts Atlantic City Names Frank McCarthy Assistant General Manager, Executive Vice President of Finance

ATLANTIC CITY– Resorts International Hotel, Inc., owner and operator of Resorts Atlantic City Casino Hotel, today named Frank McCarthy executive vice president of finance and assistant general manager of Resorts Atlantic City.

“Frank’s proven management skills coupled with his financial background will contribute to the overall strength of Resorts Atlantic City,” said Roger Wagner, Executive Vice President and COO of affiliate Resorts International Holdings LLC.

McCarthy has had extensive experience in both finance and operations in top level executive positions at Atlantic City casino resorts. For 15 years, he held many executive positions at Trump Hotels and Casinos Resorts Inc., including eight years as executive vice president of finance. McCarthy began his career at the Sands Hotel and Casino in Atlantic City.

Resorts Atlantic City, The Atlantic City Hilton, Resorts East Chicago, Resorts Tunica, Bally’s Tunica and the Las Vegas Hilton are all “Resorts International” casinos affiliated through Colony Capital LLC and Nicholas L. Ribis. Colony Capital LLC is a private investment firm whose affiliates are licensed in four gaming jurisdictions: New Jersey, Nevada, Indiana and Mississippi.